EXHIBIT 99.1

Shutterstock to Acquire Flashstock, A Leading Custom Content Creation Platform

New York, June 27, 2017; Shutterstock, Inc. (NYSE: SSTK), a leading global technology company offering a creative platform for high-quality assets, tools and services, today announced that it has signed a definitive agreement to acquire Flashstock Technology, Inc., a Toronto based company that enables the efficient creation of custom content through its proprietary platform, for approximately $50 million cash. Flashstock has a fast growing customer base of enterprise marketers seeking on-brand content to feed the ever growing visual demands of multiple marketing channels. By integrating Flashstock into its product offerings, Shutterstock will be able to offer a high-quality custom content product to its 1.7 million customers. The transaction is expected to close in July 2017.

Flashstock established a new way of creating content for marketers. Its model ingests a brand’s visual identity and content strategy, which enables it to create relevant content on demand. Like Shutterstock, Flashstock has a global network of contributors and an innovative technology solution that has streamlined the content creation process. The company currently serves hundreds of top brands across the Fortune 500.

“Custom content has been something we always believed would be an important part of our long term strategy. We’re thrilled to have found Flashstock, a strong business with technology and management that will enhance our product offerings and allow us to grow our partnership with major brands as they look to efficiently create amazing content on-demand,” said Jon Oringer, Founder and CEO of Shutterstock. “This opens up a large new market that Shutterstock will now be able to serve with custom content. Flashstock’s DNA matches ours, and we believe that there is a great cultural fit and that the business can integrate seamlessly into our new platform.”

“Shutterstock’s global reach, commitment to technology and investment in its platform make it the perfect home for Flashstock,” said Grant Munro, Founder and CEO of Flashstock. “We will now be able to offer our cost efficient, streamlined content creation platform to Shutterstock’s global customer base.”

About Shutterstock, Inc.
Shutterstock, Inc. (NYSE: SSTK), directly and through its group subsidiaries, is a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 225,000 contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 125 million images and more than 7 million video clips available.

Headquartered in New York City, with offices in Amsterdam, Berlin, Chicago, Dallas, Denver, London, Los Angeles, Montreal, Paris, San Francisco, and Silicon Valley, Shutterstock has customers in more than 150 countries. The company also owns Bigstock, a value-oriented stock media agency; Offset, a high-end image collection; PremiumBeat, a curated royalty-free music library; Rex Features, a premier source of editorial images for the world's media; and Webdam, a cloud-based digital asset management service for businesses.

For more information, please visit www.shutterstock.com, and follow Shutterstock on Twitter or Facebook.

About Flashstock Technology, Inc.
Flashstock Technology, Inc. provides customized visual content for the world’s top brands. Working with its global network of contributors, Flashstock enables the efficient creation of custom content through its proprietary software platform

For more information, please visit www.Flashstock.com, and connect with us on Twitter, Instagram, Facebook and LinkedIn.

Shutterstock Press Contacts
Siobhan Aalders and Niamh Hughes
press@shutterstock.com
917-563-4991

Safe Harbor Provision
Statements in this press release regarding management’s future expectations, predictions, beliefs, goals, intentions, plans, prospects or strategies, without limitation, statements regarding Shutterstock's business strategy and future product offerings, the ability of the acquisition to deliver value to our customers or prospects, and the growth and potential of the custom content market, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including risks related to any unforeseen changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for creative content; competitive factors; our inability to innovate technologically or develop, market and offer new products and services; unforeseen costs related to infringement claims, indemnification claims and the inability to prevent misuse of our digital content; our inability to increase market awareness of Shutterstock and our products and services; our inability to effectively manage our growth; our inability to grow at historic growth rates; technological interruptions that impair access to our websites; assertions by third parties of infringement of intellectual property rights by Shutterstock, our inability to effectively manage risks associated with operating internationally; our exposure to foreign exchange rate risk; our inability to address risks associated with sales to large corporate customers; government regulation of the internet; increased laws related to the handling of personal data; actions by governments to restrict access to our products and services; our inability to effectively expand our operations into new products, services and technologies; our inability to protect the confidential information of customers; increased tax liabilities associated with our worldwide operations, including our exposure to withholding, sales and transaction tax liabilities; general economic and political conditions worldwide; our ability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that may be filed by Shutterstock from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Shutterstock is providing the information in this press release as of this date and assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

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